Exhibit 10.29

SUBLEASE AGREEMENT

     SUBLEASE AGREEMENT dated as of September 21, 2001 between TSI COMMUNICATIONS, A SUBSIDIARY OF GLOBALCOMM, INC., a New York corporation, having offices at 136 Madison Avenue, 14th Floor, New York, New York 10016 (hereinafter referred to as “Tenant”) and VAXGEN, INC., a Delaware corporation, having offices at 1000 Marina Boulevard, Brisbane, California 94005 (hereinafter referred to as “Subtenant”).

WITNESSETH

     WHEREAS, Technology Solutions, Inc. (“TSI”), the predecessor in interest to Tenant, leased the entire rentable area of Suite 202, as more particularly described on Exhibit “A” annexed hereto (the “Space”), in the building known as 347 Oyster Point Boulevard, South San Francisco, California 94080 (the “Building”), pursuant to a lease agreement, dated February 9, 1999, between Oyster Point Tech Center, LLC, as landlord (“Landlord”), and TSI, as tenant (the “Lease Agreement”), as amended by agreement dated June 1, 1999 (the “First Amendment”), for a term ending on March 31, 2004. A copy of the Lease Agreement and the First Amendment have been delivered to Subtenant simultaneously with the execution hereof, and are hereinafter collectively referred to as the “Prime Lease”; and

     WHEREAS, Subtenant desires to sublease the Space from Tenant.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. The Sublease shall have no force and effect unless and until (i) fully executed counterparts of the Sublease have been unconditiona1ly delivered to the parties hereto and (ii) Landlord’s written consent to the Sublease has been obtained.

     2. (i) Tenant hereby sublets the Space to Subtenant and Subtenant hereby hires the same from Tenant for a term commencing on the “Commencement Date” (as hereinafter defined), and ending on March 30, 2004 (the “Expiration Date”) (unless sooner teI1Ilinated pursuant to this Sublease or by law). The Commencement Date shall be the date Landlord has consented to the Sublease in accordance with the teI1IlS of the Prime Lease.

         (ii) If the Commencement Date has not occurred by January 1, 2002 (the “Notice Date”), either party may deliver to the other written notice, at any time after the Notice Date, of its intent to cancel this Agreement (the “Cancel/atiol1 Notice”). Provided that (i) the Commencement Date has not occurred on or before delivery of the Cancellation Notice to the other party and (ii) the party delivering the Cancellation Notice has not caused any delay in obtaining Landlord’s consent, this Agreement shall be deemed null and void as of the date of the giving of the Cancellation Notice.

         (iii) The parties agree to execute a letter confirming the Commencement Date upon the written request of either party; however, the failure of either party to execute such document shall not affect the Commencement Date.

3. (i) The Space will be sublet at an annual base rent, payable in advance in equal monthly installments, as follows:

(a)	For the period beginning with the Commencement Date and ending on September 30, 2002 at the rate of $209,263.20 per annum ($17,438.60 per month);

(b)	For the period beginning on October 1, 2002 and ending on September 30, 2003 at the rate of $215,418.00 per annum ($17,951.50 per month);

(c)	For the period beginning on October 1, 2003 and ending on the Expiration Date at the rate of $221,572.80 per annum ($18,464.40 per month).

     Provided that the Subtenant has fully complied with its obligations under the Sublease, for the last four (4) months of the term of the Sublease, the monthly installments of rent due, as provided in Article 4(ii) hereof, shall be deducted from the monies deposited by Subtenant as security pursuant to Article 19 hereof (the “Security Deposit”), but Subtenant shall remain liable and shall pay to Tenant out of pocket for any outstanding amounts of Rental (as defined in subdivision (ii) hereof) that exceed the Security Deposit. Subtenant shall continue to be liable to replenish any amounts otherwise deducted by Tenant from the Security Deposit, except for said rental payments.

         (ii) Subtenant shall pay to Tenant, as provided in Article 4(ii) hereof, 100% of a1l amounts of Additional Rent (as defined in Article 6(C) of the Prime Lease) due under the Prime Lease, including, but not limited to, charges attributable to “Basic Operating Costs”(as defined in Article 7 of the Prime Lease). If the payment for fixed rent or additional rent shall commence on other than the first day of any month, such amount shall be appropriately pro-rated.

     4. (i) If any installment of Rental (as defined in subdivision (ii) hereof) is not paid on the date when due, such amount shall be delinquent and shall thereafter bear interest at the “Applicable Interest Rate” (as hereinafter defined) from the date on which said payment became delinquent shall be due until the date on which Tenant shall receive said payment. In addition, Subtenant shall pay to Tenant a late charge equal to five (5%) percent of the delinquency, to compensate Tenant for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Tenant’s damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof. This provision shall not relieve Subtenant of Subtenant’s obligation to pay Rental at the time and in the manner herein specified. For purposes of this Article 4, the term “Applicable Interest Rate” shall mean the lesser of (i) the then current interest rate publicly announced by Wells Fargo, N.A. (San Francisco) or its successor, as its prime interest rate, from time to time, plus five (5) percentage points and (ii) the maximum interest rate allowed by law.

         (ii) All monthly installments of fixed rent, additional rent, and all other costs, charges and sums payable by Subtenant hereunder, shall constitute rent under this Sublease (col1ectively, “Rental”), and shall be paid to, and received by, Tenant on or before the third (3rd) business day prior to the first day of each month during the term hereof, at Tenant’s address as set forth in Article 15 hereof, unless Tenant shall otherwise so direct in writing. Subtenant shal1 promptly pay the Rental as and when the same shall become due and payable without set-off, offset or deduction of any kind whatsoever, except as expressly set forth herein.

         (iii) Tenant’s failure during the term of this Sublease to prepare and deliver any statements or bills required to be delivered to Subtenant hereunder, or Tenant’s failure to make a demand under any other provision of this Sublease shall not in any way be deemed to be a waiver of, or a forfeit or surrender of, its rights to col1ect any Rental which may have become due. Subtenant’s liability for Rental during the term hereof, and Tenant’s obligation to make adjustments to fixed rent or additional rent paid to it by Subtenant, shall survive the expiration or earlier termination of this Sublease.

     5. (i) Subject to provisions of Paragraphs 3(ii) and 9(ii) herein, the charge for electricity will be the charge payable under the Prime Lease attributable to the Space as measured by electric submeters for the Building (including electric used in the operation of the air conditioning in the Space). The charge will be increased if and to the extent charges to Tenant are at any time increased because of increased use of electricity in the Space or increased electrical costs pursuant to the provisions of the Prime Lease solely due to rate increases. If Tenant claims the charge for electricity should be increased, Tenant will submit to Subtenant the back-up material it has received from Landlord. If Tenant is required to pay Landlord any portion of any tax imposed upon receipts from the sale or resale of electric energy to Subtenant by any Federal, State or Municipal authority, Subtenant covenants and agrees that, where permitted by law, Subtenant shall pay to Tenant as additional rent the amount of any such taxes that may be due by Tenant. Subtenant, at Subtenant’s expense, shall purchase and install all lamps, tubes and bulbs used in the Space.

         (ii) Tenant shall not in any way be liable or responsible to Subtenant for any loss or damage or expense which Subtenant may sustain or incur, if either the quantity or character of electric service is changed or is no longer available or suitable for Subtenant’s requirements, unless caused by Tenant’s willful misconduct or gross negligence. Subtenant shall make no alteration or additions to the electric equipment in the Space without the prior written consent of Tenant and Landlord. Subtenant covenants and agrees that at all times Subtenant’s use of electric current shall not exceed the capacity of existing feeders to the Space or the risers or wiring instal1ations, pursuant to the terms of the Prime Lease.

     6. Subtenant has conducted or been afforded the opportunity to inspect the space, and Subtenant accepts the Space in its “as is” condition and Tenant is not required to make any repairs or alterations to prepare the Space for occupancy by Subtenant. Subtenant shall use and occupy the Space for general business office purposes only, in accordance with the restrictions in the Prime Lease. Subtenant shall take good care of the Space and the fixtures and appurtenances therein, and shall, at its own cost and expense, make all repairs and replacements thereto (other than those provided in the Prime Lease to be made by the Landlord thereof) as and when needed, to preserve the Space in good working order and condition. At the expiration of the term hereof, Subtenant shall surrender the Space to Tenant in vacant, broom-clean condition, and in good order and repair (normal wear and tear and damage by fire or other unavoidable casualty excepted).

     7. (i) Subtenant shall not make any alterations, installations, improvements, additions or other physical changes (other than decorative modifications) in or about the Space ( “Subtenant Alterations”) without first obtaining the consent of the Landlord and Tenant with respect thereto. Tenant agrees to cooperate with Subtenant, at no cost to Tenant, in order to obtain such consent. Any Subtenant Alterations shall be performed by Subtenant, at Subtenant’s sole cost and expense, in accordance with the applicable provisions of the Prime Lease.

         (ii) All alterations, installations and improvements made in the Space, including all paneling, partitioning and the like, made by either Tenant or Subtenant, shall become the property of Landlord, and shall remain upon, and be surrendered with, the Space as part thereof at the end of the term hereof; provided however, that Landlord may, at Landlord’s option, require the removal of Subtenant’s Alterations, in which event, Subtenant shall be liable, at its sole cost and expense, for the removal of Subtenant’s Alterations and the restoration of the Space to its condition immediately preceding Subtenant’s Alterations. Trade fixtures, furnishings, decorations which are not an integral part of the Space, movable partitions and similar items, which do not become permanently affixed to the Space (“Subtenant’s Property”), shall remain the property of Subtenant and must be removed by Subtenant upon the expiration or earlier termination of the term hereof. Any repairs that may be necessitated by the removal of Subtenant’s Property shall be promptly made by, and at the expense of, Subtenant. The provisions of this Article 7 shall survive the expiration or earlier termination of the term hereof.

     8. (i) Subtenant shall not assign, sell, transfer (whether by operation or law or otherwise), pledge, mortgage or otherwise encumber this Sublease or any portion of its interests in the Space, nor sublet all or any portion of the Space or permit any other person or entity to use or occupy all or any portion of the Space, without the prior written consent of the Tenant and the Landlord. Provided that Subtenant shall comply with the provisions of the Prime Lease and this Sublease with respect to subletting, Tenant agrees that it shall not withhold or delay its consent to a subletting of all or any portion of the Space (the “Proposed Subleased Space”) provided that the Landlord shall consent to such subletting. Notwithstanding the foregoing, Tenant shall have the right to recapture the Proposed Subleased Space by giving Subtenant written notice of its intent to do so (the “Recapture Notice”). In the event Tenant exercises its right to recapture the Proposed Subleased Space, effective ten (10) days following delivery of the Recapture Notice to Subtenant the Space and the Rental due hereunder shall be reduced accordingly. If Tenant does not elect to recapture the Space, upon the request of the Subtenant, Tenant, at Subtenant’s sole cost and expense, shall request the consent of the Landlord and reasonably cooperate with Subtenant in obtaining any consent. Pursuant to Article 21.B of the Prime Lease, in the event the Sublease is assigned or the Space is sublet, any excess rent shall be allocated such that Landlord shall receive 50% and Tenant and Subtenant shall each receive 25% of such excess. For purposes of the foregoing, excess rents shall be calculated in the manner set forth in the Prime Lease. There shall be no subleasing within the last eighteen months of the Sublease term.

         (ii) If this Sublease be assigned, or if the Space or any part thereof be sublet (whether or not Tenant and the Landlord shall have consented thereto), Tenant, after default by Subtenant in its obligations hereunder, may collect rent from the assignee or subtenant and apply the net amount collected to the Rental herein reserved, but no such assignment or subletting shall be deemed a waiver of the covenant set forth in this Article 8, or the acceptance of the assignee or subtenant as a tenant, or a release of Subtenant from the further performance and observance by Subtenant of the covenants, obligations and agreements on the part of Subtenant to be performed or observed herein. The consent by Tenant or the Landlord to an assignment, sale, pledge, transfer, mortgage or subletting shall not in any way be construed to relieve Subtenant from obtaining the express consent in writing, to the extent required by the Sublease or the Prime Lease, of Tenant and Landlord to any further assignment, sale, pledge, transfer, mortgage or subletting.

         (iii) Any proposed assignment of the Sublease or subletting of the Space by Subtenant shall be subject to all of the tern1s, conditions, provisions, limitations and requirements of Article 21 of the Prime Lease.

     9. (i) This Sublease is expressly made subject and subordinate to the terms and conditions of the Prime Lease and to any and all mortgages and/or ground leases to which the Prime Lease may be or become subject and subordinate. Subtenant hereby assumes and agrees to perform all obligations of Tenant under the Prime Lease and to comply with and abide by the terms and conditions thereof insofar as the same relate to the Space and to Subtenant’s use and occupancy thereof, except for the payment of Tenant’s Base Rent (as such term is defined in the Prime Lease), except for obligations of Tenant arising as a result of a default by Tenant under the Prime Lease or as a result of the willful misconduct or gross negligence of Tenant, and except if the context otherwise requires or as otherwise expressly provided herein. Tenant (a) represents that it has delivered a true and complete copy of the Prime Lease to Subtenant; Tenant is the holder of the interest of tenant under the Prime Lease; the Prime Lease is in full force and effect and Tenant is not, and on the Commencement Date will not be, in default under the Prime Lease, (b) agrees that Subtenant, upon paying all Rental to be paid by it hereunder, and observing the covenants and conditions hereof on its part to be performed, shall peaceably and quietly enjoy the Space, subject, nevertheless, to the terms and conditions of the Prime Lease, (c) undertakes to observe and perform all the covenants, terms and conditions on the Tenant’s part to be observed and performed under the Prime Lease which Subtenant has not hereby assumed and agreed to perform; (d) agrees to deliver to Subtenant all notices received from Landlord regarding the Space or Subtenant’s occupancy thereof, and (e) agrees not to amend or terminate the Prime Lease (except as provided in Article 24.C of the Prime Lease) so as to adversely affect the Subtenant’s use of the Space, or to materially increase Subtenant’s obligations under the second sentence of this Paragraph 9(i) or to materially limit or reduce the services under the Prime Lease. Subtenant shall be entitled to and shall receive, and Tenant shall reasonably cooperate with Subtenant at its request, and at Subtenant’s sole cost and expense, in securing for Subtenant, all of the rights, privileges, elections, benefits and services available to Tenant under the Prime Lease, insofar as the same relate to the Space and Subtenant’s use and occupancy thereof other than any renewal, expansion, termination or other similar rights under the Prime Lease. However, Tenant will not be liable to Subtenant for any failure of Landlord in providing such rights, privileges, elections, benefits and services, but Subtenant shall be entitled to its appropriate share of any rent abatement available to Tenant under the Prime Lease with respect to the Space. Subtenant shall indemnify Tenant for, and shall hold it harmless from and against, any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, which may be sustained or incurred by Tenant by reason of Subtenant’s failure to keep, observe or perform any of the terms, provisions, covenants, conditions and obligations on Tenant’s part to be kept, observed or performed under the Prime Lease to the extent same shall have been incorporated herein, or otherwise arising out of or with respect to Subtenant’s use and occupancy of the Space from and after the Commencement Date.

         (ii) Notwithstanding anything to the contrary contained in this Sublease or in the Prime Lease, Tenant shall not be required to provide any of the services that the Landlord has agreed to provide, whether or not specified in the Prime Lease (or required by law), or furnish electricity to the Space, or make any of the repairs or restorations that the Landlord has agreed to make pursuant to the Prime Lease (or required by law), or comply with any laws or requirements of any governmental authorities, or take any other action that the Landlord has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Prime Lease, but Tenant agrees to use all reasonable efforts, at Subtenant’s sole cost and expense, to obtain the same from the Landlord (provided, however that Tenant shall not be obligated to use such efforts or take any action which might give rise to a default under the Prime Lease), and Subtenant shall rely upon, and look solely to, the Landlord for the provision, furnishing or making thereof or compliance therewith. If the Landlord shall default in the performance of any of its obligations under the Prime Lease, Tenant shall, upon request and at the expense of Subtenant, timely institute and diligently prosecute any action or proceeding which Subtenant, in its reasonable judgment, deems meritorious, in order to have the Landlord make such repairs, furnish such electricity, provide such services or comply with any other obligation of the Landlord under the Prime Lease or as required by law. Subtenant shall indemnify and hold harmless Tenant from and against any and all such claims arising from or in connection with such request, action or proceeding. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature, including, without limitation, reasonable attorneys’ fees and disbursements, incurred in connection with any such claim, action or proceeding brought thereon. Subtenant shall not make any claim against Tenant for any damage which may arise, nor shall Subtenant’s obligations hereunder be diminished, by reason of (a) the failure of the Landlord to keep, observe or perform any of its obligations pursuant to the Prime Lease, unless such failure is due to Tenant’s gross negligence or failure to observe and perform Tenant’s covenants to Subtenant under Article 9(i) above, or (b) the acts or omissions of the Landlord, its agents, contractors, servants, employees, invitees or licensees. The provisions of this Article 9 shall survive the expiration or earlier termination of the term hereof.

     10. Unless caused by Tenant’s gross negligence, Tenant shall not be liable for any damage to persons or property sustained by Subtenant and others by reason of Subtenant’s use and occupancy of the Space. Subtenant agrees to carry liability insurance in the limits below specified for the benefit of Tenant, which coverage shall remain in effect throughout the term of the Sublease.

Bodily Iniurv

$5,000,000 per person $5,000,000 per occurrence

Property Damage

$2,000,000 per occurrence

     At or before the Commencement Date, Subtenant will furnish Tenant with duplicate written confirmation of such insurance coverage for the benefit of Subtenant and Tenant, as their respective interests may appear.

     11. Notwithstanding any contrary provisions of this Sublease or the provisions of the Prime Lease herein incorporated by reference, Subtenant shall not have the right to terminate this Sublease as to all or any part of the Space, or be entitled to an abatement of fixed rent, additional rent or any other item of Rental, by reason of a casualty or condemnation affecting the Space unless Tenant is entitled to terminate the Prime Lease or is entitled to a corresponding abatement with respect to its corresponding obligation under the Prime Lease. If Tenant is entitled to terminate the Prime Lease for all or any portion of the Space by reason of casualty or condemnation, Subtenant may terminate this Sublease as to any corresponding part of the Space by written notice to Tenant given at least five (5) days prior to the date(s) Tenant is required to give notice to the Landlord of such termination under the terms of the Prime Lease; and Tenant shall not terminate the Prime Lease for all or any portion of the Space so affected except upon receipt of notice from Subtenant in a timely manner that Subtenant wishes to terminate this Sublease Agreement as to all or a portion of the Space so affected.

     12. (i) Any material violation by Subtenant of any of the terms, provisions, covenants or conditions of the Prime Lease or of any rules or regulations promulgated and enforced by Landlord shall constitute a violation of this Sublease. In the event of any such violation of the Prime Lease or of any default in the payment of Rental or any other material violation of this Sublease, Tenant, after giving Subtenant ten (10) days’ prior written notice (or such shorter period provided under the Prime Lease), shall have and may exercise against Subtenant all the rights and remedies available to the Landlord under the Prime Lease, as though the same were expressly reiterated herein as the rights of Tenant, unless within said ten-day period (or such shorter period provided under the Prime Lease) Subtenant has cured the specified default or violation or if the specified default or violation is of such a nature that it cannot be cured within said ten (10) day period (or such shorter period provided under the Prime Lease), Subtenant has diligently commenced the curing thereof within said ten (10) day period (or such shorter period provided under the Prime Lease), but in no event beyond the period provided in the Prime Lease. No waiver of any such violation by either Tenant or its Landlord shall be deemed a waiver of the term, provisions, covenant, condition, rule or regulation in question or any other subsequent violation.

         (ii) If the Prime Lease is terminated by the Landlord pursuant to the terms thereof with respect to all or any portion of the Space prior to the Expiration Date for any reason whatsoever, including, without limitation, by reason of casualty or condemnation, this Sublease shall thereupon terminate with respect to any corresponding portion of the Space, and (unless such termination of the Prime Lease shall be as a result of Tenant’s default there under or a voluntary surrender of the Space, other than a surrender of the Space permitted under the Prime Lease with respect to a termination of the Prime Lease by reason of casualty to, or condemnation of, the Space or the Building), Tenant shall not be liable to Subtenant by reason thereof. In the event of such termination, Tenant shall return to Subtenant that portion of the Rental paid in advance by Subtenant with respect to such portion of the Space, if any, prorated as of the date of such termination.

     l3. Subtenant shall not do or permit any act or thing to be done upon the Space which may subject Tenant to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any requirement of law, and shall exercise such control over the Space as to fully protect Tenant against any such liability. Subtenant shall indemnify and save harmless Tenant, its officers, directors, licensees, employees, agents and contractors (collectively, the “Indemnitees”) from and against (a) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Subtenant, its contractors, licensees, agents, servants, employees, invitees, or visitors, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person, and occurring during the term, in or about the Space, and arising from any act, omission or negligence of Subtenant, its contractors, licensees, agents, servants, employees, invitees or visitors, and (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside the Space but anywhere within or about the real property, where such accident, injury or damage arises from an act, omission or negligence of Subtenant or Subtenant’s contractors, licensees, agents, servants, employees, invitees or visitors. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in, or in connection with, any such claim or proceeding brought thereon, and the defense thereof.

     14. (i) The time limits set forth in the Prime Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purpose of this Sublease, by lengthening or shortening the same in each instance, as appropriate, so that notices maybe given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Tenant or Subtenant, as the case may be (and each party covenants that it will do so) within three (3) days prior to the expiration of the time limit (unless otherwise expressly provided in this Sublease), taking into account the maximum grace period, if any, relating thereto contained in the Prime Lease. Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Space or the use of occupancy thereof, after receipt of same from the Landlord.

         (ii) Tenant agrees that whenever its consent or approval is required hereunder, or where something must be done to Tenant’s satisfaction, it shall not unreasonably withhold or delay such consent or approval; provided, however, that whenever the consent or approval of the Landlord, the lessor under a superior lease, or the mortgagee under a mortgage, as the case may be, is also required pursuant to the terms of the Prime Lease, if the Landlord, the lessor under a superior lease, or the mortgagee under a mortgage, shall withhold its consent or approval for any reason whatsoever, Tenant shall not be deemed to be acting unreasonably if it shall also withhold its consent or approval. Subtenant shall reimburse Tenant for any costs imposed by Landlord by reason of the requested sublease herein.

     15. All payments and notices made or given hereunder shall be deemed sufficiently made or given (i) within three (3) business days, if sent by registered or certified mail, (ii) on the next business day, if sent overnight delivery by national overnight courier, and (iii) when delivered, if sent by hand delivery and acknowledged by a written receipt, addressed as follows:

     To Tenant:

For Rental Payments and Notices:	TSI Communications, a subsidiary of GlobalComm, Inc. 136 Madison Avenue, 14th Floor New York, New York 10016 Attention: Director of Finance

For Notices:	TSI Communications, a subsidiary of GlobalComm, Inc. 136 Madison Avenue, 14th Floor New York, New York 10016 Attention: President

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For Notices:	TSI Communications, a subsidiary of GlobalComm, Inc. 136 Madison Avenue, 14th Floor New York, New York 10016 Attention: General Counsel

For Notices:	The Interpublic Group of Companies, Inc. 1271 Avenue of the Americas New York, New York 10021 Attention: General Counsel

To Subtenant:	347 Oyster Point Boulevard South San Francisco, California 94080 Attention:

or to such other address as may be specified by either party hereto by written notice to the other party hereto.

     16. (i) The term “Tenant” as used in this Sublease means only the person who may be the tenant under the Prime Lease from time to time, so that, for example, in the event of any assignment of the Prime Lease by Tenant, Tenant shall be and hereby is freed and relieved of all terms, covenants, conditions, provisions and agreements of the tenant thereafter accruing and it shall be deemed and construed, without further agreement between the parties hereto, or their successors in interest, or between the parties hereto and the assignee, that the assignee has assumed and agreed to carry out any and all covenants and obligations of Tenant thereafter accruing hereunder and under the Prime Lease, including Tenant’s obligations hereunder with respect to the Security.

         (ii) Neither the shareholders, partners, directors or officers of Tenant or any of the foregoing (collectively, the “Parties”) shall be liable for the performance of Tenant’s obligations under this Sublease. Subtenant shall look solely to Tenant to enforce Tenant’s obligations hereunder and shall not seek damages against any of the Parties. No property or assets of the Parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Subtenant’s remedies under, or with respect to, this Sublease, the relationship of Tenant and Subtenant hereunder, or Subtenant’s use of occupancy of the Space.

     17. Each of Tenant and Subtenant warrants and represents to the other that it has not dealt with any brokers concerning the subletting of the Space, other than Newmark & Company Real Estate, Inc. (“Newmark”), and that no other brokers negotiated this Sublease or are entitled to any commissions in connection therewith. Tenant and Subtenant each hereby agree to indemnify and hold the other party harn1less in connection with any suits, claims, fees and expenses (including reasonable attorneys’ fees) resulting from any breach by the indemnifying party of the foregoing representations. Tenant acknowledges it has previously entered into an agreement with Newmark regarding the payment of any broker’s commission that may be due in connection with the Sublease.

     18. Except only as provided in Article 9 hereof, this Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior negotiations, conversations, correspondence and agreements. There are no representations or warranties not set forth herein. No waiver or modification hereof shall be valid or effective unless in writing signed by the party or parties thereby affected. This Sublease shall bind and inure to the benefit of the parties hereto and their successors and assigns. This Sublease shall be construed in accordance with the laws of the State of California.

     19. Subtenant shall deposit $73,857.60 (the “Security”) with Tenant on the date hereof as security for the faithful performance and observance by Subtenant of the terms, provisions, covenants and conditions of this Sublease. It is agreed that if an event of default occurs, Tenant may use, apply or retain the whole or any part of the Security to the extent required for the payment of any Rental or any sum which Tenant may expend or may be required to expend by reason of such event of default, including, but not limited to, any damages or deficiency in the reletting of the Space. In the event that any such Security is used or applied by Tenant as permitted hereby, Subtenant shall replenish such amount within five (5) days of demand by Tenant. The Security shall be deposited in a non-interest bearing account. The Security shal1 be returned to Subtenant subject to the terms of Article 3(i) herein (less any amount applied as provided in this Paragraph (19) within fifteen (15) days after the end of the term of this Sublease.

     20. Intentionally Omitted.

     21. Subtenant shall have whatever rights Tenant has to the use of the non-designated parking spaces appurtenant to the Building, without charge, during the term of the Sublease, subject to the terms of the Prime Lease.

     22. Subject to the provisions of Article 13 of the Prime Lease, Subtenant, subject to the reasonable consent of the Tenant, at Subtenant’s sole cost and expense, shall be permitted to install building standard signage, provided that at the expiration of the Sublease Subtenant removes same at its cost and expense and restores the Space and Building to its condition prior to the installation of the signage.

     23. Tenant and Subtenant agree that any use by Subtenant of the furniture presently located in the Space shal1 be governed by the terms of a separate agreement to be negotiated and entered into by the parties, and that Subtenant shall not have any implied rights to the use of the furniture pursuant to this Agreement.

     24. Subtenant represents to Tenant that with the exception of this Sublease, neither Subtenant nor any affiliate of Subtenant is a tenant under a lease or any other tenancy arrangement (1) with (a) Riggs & Company, a division of Riggs Bank N.A., a trustee of the Multi-Employer Property Trust; (b) Riggs Bank N.A., a trustee of the Multi-Employer Property Trust; (c) the Multi-Employer Property Trust; (d) the National Bank of Washington Multi-Employer Property Trust, the previous name of the Multi-Employer Property trust; (e) The Riggs National Bank of Washington, D.C., as trustee of the Multi-Employer Property Trust; (f) the Hannan International Business Campus Joint Venture; (g) the Corporate Drive Corporation as trustee of the Corporate Drive Nominee Realty Trust; (h) Goldbelt Place Joint Venture; (i) Arboretum Lakes-l, L.L.C., a Delaware limited liability company; 0) Vil1age Green of Rochester Hills Associates L.L.C., a Michigan limited liability company; (k) Pine Street Development, L.L.C., a Washington limited liability company; (I) MEPT Realty LLC, a New York limited liability company; (m) MEPT, L.L.C., a Delaware limited liability company; (n) Cabrillo Properties LLC, a Delaware limited liability company; (0) Valencia L.L.C., a Delaware limited liability company; or (P) Mission Trails LLC, a Delaware limited liability company; or (2) involving any property in which anyone or more of the entities named in clauses (l)(a) through (P) are known by Subtenant to have an ownership interest.

     IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be duly executed as of the day and year first above written.

TSI COMMUNICATIONS, A SUBSIDIARY OF GLOBALCOMM, INC. By: Name: Title: VAXGEN, INC By: Name: Title:

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